                                                                 Exhibit 12.1

           RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table shows the ratio of earnings and "adjusted earnings" to fixed charges and combined fixed charges and preferred share dividends of Berkshire Income Realty, Inc. (the Company) , as adjusted assuming the offer was completed on June 30, 2002, and of Berkshire Income Realty Predecessor Group. See "Management 's Discussion and Analysis of Financial Condition and Results of Operations of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes. You should read this financial data in conjunction with the unaudited pro forma condensed consolidated financial statements of the Company and the combined financial statements of Berkshire Income Realty Predecessor Group.


                                                         The Company           The Company         The Predecessor Group
                                                    ------------------------------------------------------------------------

                                                          Pro Forma             Pro Forma                Historical
                                                       Six months ended      Six months ended   Six Months Ended June 30,
                                                           June 30,              June 30,       -------------------------
                                                           2002 (1)              2002 (2)           2002          2001
                                                    ------------------------------------------------------------------------
Ratio of earnings to fixed charges (3)                           1.91                  2.94         2.86        -  (4)

Ratio of earnings to combined fixed charges
    and preferred stock dividends (5)                            1.40                  1.45        - (6)        -  (6)

Ratio of adjusted earnings to fixed charges (7) (8)              2.42                  3.45         3.50        -  (4)

Ratio of adjusted earnings to combined fixed
    charges and preferred stock dividends (7) (9)                1.72                  1.70       - (10)        - (10)



                                                        The Company       The Company
                                                    -----------------------------------

                                                        Pro Forma         Pro Forma
                                                       Year ended        Year ended
                                                       December 31,      December 31,
                                                         2001 (1)          2001 (2)
                                                    -----------------------------------
Ratio of earnings to fixed charges (3)                    1.90               3.25

Ratio of earnings to combined fixed charges
    and preferred stock dividends (5)                     1.40               1.62

Ratio of adjusted earnings to fixed charges (7) (8)       2.76               4.12

Ratio of adjusted earnings to combined fixed
    charges and preferred stock dividends (7) (9)         1.97               2.06




                                                                            The Predecessor Group
                                                   -----------------------------------------------------------------------

                                                                                 Historical
                                                                          Years Ended December 31,
                                                     ---------------------------------------------------------------------
                                                         2001          2000          1999         1998          1997
                                                   -----------------------------------------------------------------------
Ratio of earnings to fixed charges (3)                  - (4)         - (4)         - (4)        - (4)         - (4)

Ratio of earnings to combined fixed charges
    and preferred stock dividends (5)                   - (6)         - (6)         - (6)        - (6)         - (6)

Ratio of adjusted earnings to fixed charges (7) (8)      1.07          1.14          1.43         1.61          1.14

Ratio of adjusted earnings to combined fixed
    charges and preferred stock dividends (7) (9)       -(10)         -(10)         -(10)        -(10)         -(10)



(1) Assuming 8.84% of the Interests in the Mortgage Funds are tendered for Preferred Shares and certain other transactions, including changes in interest expense and participating note interest as if the refinancing of the properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented and payment of preferred dividends on the Preferred shares, occurred as of January 1, 2001. This financial data should be read in conjunction with unaudited pro forma consolidated condensed financial statement of the Company.

(2) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares and certain other transactions, including changes in interest expense and participating note interest as if the refinancing of the properties and the payoff of the participating note, respectively, occurred at the beginning of the period presented and payment of preferred dividends on the Preferred shares, occurred as of January 1, 2001. This financial data should be read in conjunction with unaudited pro forma consolidated condensed financial statement of the Company.

(3) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We defined "earnings" as income before minority interest and extraordinary items plus fixed charges. We define "fixed charges" as interest expense including amortization of deferred financing costs.

(4) The ratio is less than "1" due to charges for participating note interest on the former Seasons of Laurel subordinate note payable which was paid off in July of 2001.

(5) The ratio of earnings to combined fixed charges and preferred shares dividends was computed by dividing earnings by combined fixed charges and preferred share dividends. We define "earnings" and "fixed charges" as described in Note (3) above. We define "preferred share dividends" as the amount that would be required to cover preferred share dividends.

(6) Historical ratios of earnings to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred shares dividends.

(7) We are presenting the ratios of "adjusted " earnings to fixed charges and "adjusted " earnings to combined fixed charges and preferred dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends. We consider "adjusted" earnings to be an alternative measure of performance of the Company and the Predecessor which provides potential investors with an understanding of the ability of the Company to pay fixed charges and preferred dividends. We define "adjusted" earnings as earnings as described in Note (3) above plus depreciation and advisory fees less capital expenditures. Advisory fees have been added back to earnings as such fees are subordinate to preferred dividends. Depreciation has been added back to earnings as it is a non cash charge. Capital expenditures have been deducted from earnings as they represent a cash charge not reflected in earnings. "Adjusted" earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity and the items excluded from "adjusted" earnings are significant components in understanding and evaluating financial performance. The computation of "adjusted" earnings may not be comparable to similarly titled or other alternative performance measures, including funds from operations , presented by other companies. We believe that in order to facilitates a clear understanding of the combined historical results of the Predecessor and the pro forma results of the Company, "adjusted" earnings should be examined in connection with net income and cash flows from operating, investing and financing activities in the combined financial statements and other information included in this Prospectus.

         A reconciliation between GAAP earnings and "adjusted" earnings for the historical results of the Berkshire Income Realty Predecessor Group and the pro forma results of the Company are as follows:


                                                                 The Company        The Company       The Predecessor Group
                                                            --------------------------------------------------------------------

                                                                  Pro Forma          Pro Forma              Historical
                                                               Six months ended  Six months ended  Six Months Ended June 30,
                                                                   June 30,          June 30,      -------------------------
                                                                   2002 (a)          2002 (b)          2002           2001
                                                            --------------------------------------------------------------------
                                                                                                     (Dollars in Thousands)
Income from operations before adjustments for
  minority interests and extraordinary loss                       $2,841           $ 6,044           $ 2,943         $(2,970)
Add:
  Interest expense                                                 3,115             3,115             1,586           6,482
  Depreciation expense                                             2,215             2,215             2,215           2,826
  Advisory fees (subordinate)                                        305               305
Deduct:
  Capital expenditures                                              (945)             (945)           (1,190)           (701)
                                                            --------------------------------------------------------------------
"Adjusted earnings"                                               $7,531           $10,734           $ 5,554         $ 5,637
                                                            ====================================================================

Cash flow provided by (used in) operating activities (c)                                               6,098             478

Cash flow provided by (used in) investing activities (c)                                              (1,285)            766

Cash flow provided by (used in) financing activities (c)                                              (2,125)         (5,274)



                                                             The Company     The Company
                                                           ------------------------------

                                                             Pro Forma       Pro Forma
                                                             Year ended      Year ended
                                                            December 31,    December 31,
                                                              2001 (a)        2001 (b)
                                                           ------------------------------

Income from operations before adjustments for
  minority interests and extraordinary loss                 $ 5,716         $14,299
Add:
  Interest expense                                            6,347           6,347
  Depreciation expense                                        5,603           5,603
  Advisory fees (subordinate)                                   610             610
Deduct:
  Capital expenditures                                         (732)           (732)
                                                           ------------------------------
"Adjusted earnings"                                         $17,544         $26,127
                                                           ==============================

Cash flow provided by (used in) operating activities (c)

Cash flow provided by (used in) investing activities (c)

Cash flow provided by (used in) financing activities (c)



                                                                                     The Predecessor Group
                                                            ----------------------------------------------------------------------
                                                                                          Historical
                                                                                   Years Ended December 31,
                                                            ----------------------------------------------------------------------
                                                                2001          2000          1999            1998          1997
                                                            ----------------------------------------------------------------------

Income from operations before adjustments for
  minority interests and extraordinary loss                   $(3,179)      $  (905)      $  (595)        $   (46)      $(2,422)
Add:
  Interest expense                                             12,273         8,217         6,840           5,600         6,814
  Depreciation expense                                          4,751         5,011         5,700           6,017         6,197
  Advisory fees (subordinate)
Deduct:
  Capital expenditures                                           (732)       (2,959)       (2,190)         (2,534)       (2,794)
                                                            ----------------------------------------------------------------------
"Adjusted earnings"                                           $13,113       $ 9,364       $ 9,755         $ 9,037       $ 7,795
                                                            ======================================================================

Cash flow provided by (used in) operating activities (c)       (6,008)        6,592         6,328           4,306         2,901

Cash flow provided by (used in) investing activities (c)      (33,081)      (24,032)       (2,458)         (1,646)       (1,527)

Cash flow provided by (used in) financing activities (c)       35,180        23,559        (3,349)         (2,634)       (1,030)




-------------------------------------------------------------

     (a) Assuming 8.84% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

     (b) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

     (c) Pro forma information relating to cash flow from operating, investing and financing activities has not been included because the Company believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.

(8) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted " earnings to fixed charges. We defined "adjusted " earnings as income before minority interest and extraordinary items less fixed charges , depreciation and subordinate advisory fees less capital expenditures, and "fixed charges" as interest expenses including amortization of deferred financing costs.

(9) The ratio of "adjusted" earnings to combined fixed charges and preferred share dividends was computed by dividing "adjusted" earnings by combined fixed charges and preferred share dividends. We define "adjusted earnings" and "fixed charges" as described in Note (8) above. We defined "preferred share dividends" as the amount of income that would be required to cover preferred share dividends.

(10) Historical ratios of "adjusted" earnings to combined fixed charges and preferred share dividends have not been presented since the historical presentation does not reflect payments for preferred shares dividends.

           RATIOS OF EARNINGS AND "ADJUSTED" EARNINGS TO FIXED CHARGES
            AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                             (Dollars in Thousands)


                                                                 The Company       The Company            Predecessor
                                                           --------------------------------------------------------------------
                                                                  Pro Forma         Pro Forma              Historical
                                                              Six months ended   Six months ended   Six Months Ended June 30,
                                                                  June 30,           June 30,       -------------------------
                                                                  2002 (1)           2002 (2)        2002            2001
                                                           --------------------------------------------------------------------
Income (loss) before minority interests and
  extraordinary loss (4)                                           $2,841             $6,044        $2,943         $(2,970)
Fixed charges:
  Interest expense                                                  3,115              3,115         1,586           6,482
                                                           --------------------------------------------------------------------
Income before minority interests and extraordinary
  loss plus fixed charges                                          $5,956             $9,159        $4,529         $ 3,512
                                                           ====================================================================
Total fixed charges (interest expense)                             $3,115             $3,115        $1,586         $ 6,482
                                                           ====================================================================
Ratio of earnings to fixed charges (5)                               1.91               2.94          2.86            (7)

Preferred dividend requirements                                    $1,125             $3,182

Total fixed charges                                                 3,115              3,115
                                                           ----------------------------------------

Total combined fixed charges and preferred stock dividends         $4,240             $6,297
                                                           ========================================



Ratio of earnings to combined fixed charges
   and preferred stock dividends (6)                                 1.40               1.45           (3)            (3)



                                                              The Company        The Company
                                                           ------------------------------------
                                                               Pro Forma          Pro Forma
                                                               Year ended         Year ended
                                                              December 31,       December 31,
                                                                2001 (1)           2001 (2)
                                                           ------------------------------------
Income (loss) before minority interests and
  extraordinary loss (4)                                       $ 5,716             $14,299
Fixed charges:
  Interest expense                                               6,347               6,347
                                                           ------------------------------------
Income before minority interests and extraordinary
  loss plus fixed charges                                      $12,063             $20,646
                                                           ====================================
Total fixed charges (interest expense)                         $ 6,347             $ 6,347
                                                           ====================================
Ratio of earnings to fixed charges (5)                            1.90                 3.25

Preferred dividend requirements                                $ 2,250             $ 6,364

Total fixed charges                                              6,347               6,347
                                                           ------------------------------------

Total combined fixed charges and preferred stock dividends     $ 8,597             $12,711
                                                           ====================================



Ratio of earnings to combined fixed charges
   and preferred stock dividends (6)                              1.40                1.62



                                                                                       Predecessor
                                                           ------------------------------------------------------------------
                                                                                       Historical
                                                                                Years Ended December 31,
                                                             ----------------------------------------------------------------
                                                                 2001         2000         1999        1998        1997
                                                           ------------------------------------------------------------------
Income (loss) before minority interests and
  extraordinary loss (4)                                        (3,179)       (905)        (595)       (46)       (2,422)
Fixed charges:
  Interest expense                                              12,273       8,217        6,840      5,600         6,814
                                                           ------------------------------------------------------------------
Income before minority interests and extraordinary
  loss plus fixed charges                                      $ 9,094      $7,312       $6,245     $5,554       $ 4,392
                                                           ==================================================================
Total fixed charges (interest expense)                         $12,273      $8,217       $6,840     $5,600       $ 6,814
                                                           ==================================================================
Ratio of earnings to fixed charges (5)                            (7)          (7)          (7)         (7)         (7)

Preferred dividend requirements

Total fixed charges

Total combined fixed charges and preferred stock dividends


Ratio of earnings to combined fixed charges
   and preferred stock dividends (6)                              (3)          (3)          (3)         (3)         (3)



(1) Assuming 8.84% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(2) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(3) Historical ratio of earnings to combined fixed charges and preferred shares dividends has not been presented since the historical presentation does not reflect payments for preferred dividends.

(4) Income from operations does not include any income from cash on the pro forma balance sheet of $15,530.

(5) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. We define "earnings" as income before minority interest and extraordinary items plus fixed charges . We define "fixed charges" as interest expensed including amortization of deferred financing costs.

(6) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by combined fixed charges and preferred stock dividends. We define "earnings" and "fixed charges" as described in Note (5) above. We define "preferred stock dividends" as the amount of net income that would be required to cover preferred stock dividend requirements.

(7) The ratio is less than one due to non recurring charges of interest expense on the participating note payable that was paid off in July 2001.

                 Computation of Ratio of "Adjusted" Earnings to
              Combined Fixed Charges and Preferred Shares Dividend


                                                               The Company          The Company             Predecessor
                                                           ---------------------------------------------------------------------
                                                                Pro Forma            Pro Forma               Historical
                                                             Six months ended     Six months ended  Six Months Ended June 30,
                                                                 June 30,             June 30,      -------------------------
                                                                 2002 (1)             2002 (2)          2002          2001
                                                           ---------------------------------------------------------------------
                                                                                                     (Dollars in Thousands)
Income (loss) before minority interests and
  extraordinary loss (4)                                          $2,841              $ 6,044        $ 2,943         $(2,970)
Add:
  Interest expense                                                 3,115                3,115          1,586           6,482
  Depreciation expense                                             2,215                2,215          2,215           2,826
   Asset management fee (subordinate)                                305                  305

Deduct:
  Capital expenditures                                              (945)                (945)        (1,190)           (701)
                                                           ---------------------------------------------------------------------

"Adjusted" earnings                                               $7,531              $10,734        $ 5,554         $ 5,637
                                                           =====================================================================

Total fixed charges                                               $3,115              $ 3,115        $ 1,586         $ 6,482
                                                           =====================================================================

Ratio of "adjusted" earnings to fixed charges (6)                   2.42                 3.45           3.50            (8)

Preferred dividend requirements                                   $1,273              $ 3,182

Total fixed charges                                                3,115                3,115
                                                           --------------------------------------

Total combined fixed charges and preferred stock dividends        $4,388              $ 6,297
                                                           ======================================

Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends (7)                                1.72                 1.70            (3)            (3)



                                                              The Company     The Company
                                                           ----------------------------------
                                                               Pro Forma       Pro Forma
                                                               Year ended      Year ended
                                                              December 31,    December 31,
                                                                2001 (1)        2001 (2)
                                                           ----------------------------------

Income (loss) before minority interests and
  extraordinary loss (4)                                      $ 5,716           $14,299
Add:
  Interest expense                                              6,347             6,347
  Depreciation expense                                          5,603             5,603
   Asset management fee (subordinate)                             610              610

Deduct:
  Capital expenditures                                           (732)             (732)
                                                           ----------------------------------

"Adjusted" earnings                                           $17,544           $26,127
                                                           ==================================

Total fixed charges                                           $ 6,347           $ 6,347
                                                           ==================================

Ratio of "adjusted" earnings to fixed charges (6)                2.76              4.12

Preferred dividend requirements                               $ 2,545           $ 6,364

Total fixed charges                                             6,347             6,347
                                                             --------------------------------

Total combined fixed charges and preferred stock dividends    $ 8,892           $12,711
                                                             ================================

Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends (7)                             1.97              2.06



                                                                                        Predecessor
                                                           ------------------------------------------------------------------
                                                                                         Historical
                                                                                  Years Ended December 31,
                                                           -------------------------------------------------------------------
                                                               2001         2000          1999         1998         1997
                                                           -------------------------------------------------------------------

Income (loss) before minority interests and
  extraordinary loss (4)                                     $(3,179)     $  (905)      $  (595)      $  (46)      $(2,422)
Add:
  Interest expense                                            12,273        8,217         6,840        5,600         6,814
  Depreciation expense                                         4,751        5,011         5,700        6,017         6,197
   Asset management fee (subordinate)

Deduct:
  Capital expenditures                                          (732)      (2,959)       (2,190)      (2,534)       (2,794)
                                                           -------------------------------------------------------------------

"Adjusted" earnings                                          $13,113      $ 9,364       $ 9,755      $ 9,037       $ 7,795
                                                           ===================================================================

Total fixed charges                                          $12,273      $ 8,217       $ 6,840      $ 5,600       $ 6,814
                                                           ===================================================================

Ratio of "adjusted" earnings to fixed charges (6)               1.07         1.14          1.43         1.61          1.14

Preferred dividend requirements

Total fixed charges


Total combined fixed charges and preferred stock dividends


Ratio of "adjusted" earnings to combined fixed charges
   and preferred stock dividends (7)                            (3)          (3)           (3)          (3)           (3)



(1) Assuming 10% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(2) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(3) Historical ratio of earnings to fixed charges and to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

(4) Income from operations does not include any income from cash on the pro forma balance sheet of $15,530.

(5) We are presenting the ratios of "adjusted " earnings to fixed charges, and "adjusted " earnings to fixed charges and preferred dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends. We believe that the adjusted earnings ratio provides an appropriate measure of cash that will be available for paying the fixed charges and preferred dividends.

(6) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted " earnings to fixed charges. We defined "adjusted " earnings as income before minority interest and extraordianry items plus fixed charges and "fixed charges " as interest income, whether expensed or capitalized and amortization of debt issues costs and including adjustments for adding back depreciation and deducting capital improvements.

(7) The ratio of "adjusted " earnings to combined fixed charges and preferred dividends was computed by dividing " adjusted " earnings to fixed charges and preferred stock dividends. We define " adjusted" earnings as described in Note (8) above.

(8) The ratio is less than one due to non recurring charges of interest expense on the participating note payable that was paid off in July 2001.

                                 Capitalization

The following table shows the capitalization of Berkshire Income Realty, Inc. (the Company), as adjusted to give effect to the issuance of our common stock and Preferred Shares assuming the offer was completed on June 30, 2002, and of Berkshire Income Realty Predecessor Group. See " Management's Discussion and Analysis of Results of Operations and Financial Condition of Berkshire Income Realty Predecessor Group" for a discussion of the entities that comprise the Berkshire Income Realty Predecessor Group, which is deemed to be our predecessor for accounting purposes.


                                                                                                               The Predecessor
                                                                      The Company          The Company             Group
                                                                   -------------------  -------------------  -------------------
                                                                       Pro Forma            Pro Forma            Historical
                                                                    Six months ended     Six months ended     Six months ended
                                                                        June 30,             June 30,             June 30,
                                                                        2002 (3)             2002 (4)               2002
                                                                   -------------------  -------------------  -------------------
                                                                      (Unaudited)           (Unaudited)          (Unaudited)
                                                                                       (Dollars in Thousands)
Mortgage notes payable                                                 $106,335              $106,335             $90,167

Minority common interest in Operating Partnership                      $    153(1)(2)             604(1)(2)           -
Owners' equity                                                              -                     -                 4,919(1)
Stockholder's equity:
 Preferred stock, $.01 par value liquidation preference
   $25.00 per share, 5,000,000 shares authorized, 1,131,301
   (1) and 2,500,000 (2)shares issued and outstanding, repectively          250(1)(2)             707(1)(2)           -
 Class A common stock, $.01 par value, 5,000,000 shares
   authorized, 0 shares issued and outstanding                              -                     -                   -
 Class B common stock, $.01 par value, 5,000,000 shares
   authorized, 874,692 ( 3) and 1,336,362 (4) shares issued and
   outstanding, repectively                                                 -                     -                   -
 Additional paid in capital                                              24,753(1)(2)          70,012(1)(2)
                                                                   -------------------  -------------------  -------------------
Total equity                                                             25,003                70,719               4,919
                                                                   -------------------  -------------------  -------------------
Total Capitalization                                                   $131,491              $177,658             $95,086
                                                                   ===================  ===================  ===================


(1) The pro forma balance sheet has been prepared on a historical cost basis and does not reflect of the fair value of the real estate contributed by KRF, which, based upon independent appraisals, is $62,962 in excess its net historical cost, less minority interest.

(2) The preferred stock is senior to the common stock and minority interest in common operating partnership.

(3) Assuming 8.84% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(4) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

                             (Dollars in Thousands)



                                                     The Company        The Company        The Predecessor Group
                                                 -----------------------------------------------------------------
                                                      Pro Forma          Pro Forma              Historical
                                                  Six months ended   Six months ended   Six Months Ended June 30,
                                                      June 30,           June 30,       -------------------------
                                                      2002 (1)           2002 (2)           2002          2001
                                                 -----------------------------------------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)        $3,038            $ 6,012           $ 2,943      $(2,970)
Add:
  Interest expense                                      3,115              3,115             1,586        6,482
  Depreciation expense                                  2,215              2,215             2,215        2,826
   Asset management fee (subordinate)                     338                338
Deduct:
  Capital expenditures                                   (945)              (945)           (1,190)        (701)
                                                 -----------------------------------------------------------------
"Adjusted earnings"                                    $7,761            $10,735           $ 5,554      $ 5,637
                                                 =================================================================



                                                     The Company     The Company
                                                 ---------------------------------
                                                      Pro Forma      Pro Forma
                                                      Year ended     Year ended
                                                     December 31,   December 31,
                                                       2001 (1)       2001 (2)
                                                 ---------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)       $ 6,266         $14,233
Add:
  Interest expense                                      6,347           6,347
  Depreciation expense                                  5,603           5,603
   Asset management fee (subordinate)                     675             675
Deduct:
  Capital expenditures                                   (732)           (732)
                                                 ---------------------------------
"Adjusted earnings"                                   $18,159         $26,126
                                                 =================================




                                                                        The Predecessor Group
                                                --------------------------------------------------------------------
                                                                             Historical
                                                                      Years Ended December 31,
                                                  ------------------------------------------------------------------
                                                      2001         2000         1999         1998         1997
                                                --------------------------------------------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)      $(3,179)    $  (905)     $  (595)     $   (46)      $(2,422)
Add:
  Interest expense                                    12,273       8,217        6,840        5,600         6,814
  Depreciation expense                                 4,751       5,011        5,700        6,017         6,197
   Asset management fee (subordinate)
Deduct:
  Capital expenditures                                  (732)     (2,959)      (2,190)      (2,534)       (2,794)
                                                --------------------------------------------------------------------
"Adjusted earnings"                                  $13,113     $ 9,364      $ 9,755      $ 9,037       $ 7,795
                                                ====================================================================


              Computation of "Funds from Operations" 11/5/02 10:55
                             (Dollars in Thousands)


                                                                    The Company         The Company        The Predecessor Group
                                                                 -----------------------------------------------------------------
                                                                     Pro Forma           Pro Forma              Historical
                                                                  Six months ended   Six months ended   Six Months Ended June 30,
                                                                      June 30,           June 30,       -------------------------
                                                                      2002 (1)           2002 (2)           2002         2001
                                                                 -----------------------------------------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)                       $ 3,038           $ 6,012            $2,943       $(2,970)
Add:
  Depreciation expense                                                  2,215             2,215             2,215         2,826
  Non recurring - participating interest                                                                                  3,462
Deduct:
 income allocated to preferred share holders                           (1,273)           (3,182)
                                                                 -----------------------------------------------------------------
Funds from Operations before adjustments for
  minority interests and extraordinary loss plus fixed charges        $ 3,980           $ 5,045            $5,158       $ 3,318
                                                                 =================================================================
Total fixed charges                                                   $ 3,115           $ 3,115            $1,586       $ 6,482
                                                                 =================================================================
Ratio of funds from Operations to fixed charges (6)                      1.28              1.62              3.25           (8)
Preferred dividend requirements                                       $ 1,273           $ 3,182
Total fixed charges                                                     3,115             3,115
                                                                 ---------------------------------------
Total combined fixed charges and preferred stock dividends            $ 4,388           $ 6,297
                                                                 =======================================



                                                                   The Company     The Company
                                                                 ---------------------------------
                                                                    Pro Forma       Pro Forma
                                                                    Year ended      Year ended
                                                                   December 31,    December 31,
                                                                     2001 (1)        2001 (2)
                                                                 ---------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)                      $ 6,266         $14,233
Add:
  Depreciation expense                                                 5,603           5,603
  Non recurring - participating interest
Deduct:
 income allocated to preferred share holders                          (2,545)         (6,364)
                                                                 ---------------------------------
Funds from Operations before adjustments for
  minority interests and extraordinary loss plus fixed charges       $ 9,324         $13,472
                                                                 =================================
Total fixed charges                                                  $ 6,347         $ 6,347
                                                                 =================================
Ratio of funds from Operations to fixed charges (6)                     1.47            2.12
Preferred dividend requirements                                      $ 2,545         $ 6,364
Total fixed charges                                                    6,347           6,347
                                                                 ---------------------------------
Total combined fixed charges and preferred stock dividends           $ 8,892         $12,711
                                                                 =================================




                                                                                       The Predecessor Group
                                                               -------------------------------------------------------------------
                                                                                              Historical
                                                                                      Years Ended December 31,
                                                               -------------------------------------------------------------------
                                                                   2001          2000          1999          1998          1997
                                                               ------------- ------------- ------------- ------------- -----------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)                   $(3,179)      $  (905)      $ (595)       $  (46)      $(2,422)
Add:
  Depreciation expense                                              4,751         5,011        5,700         6,017         6,197
  Non recurring - participating interest                            6,591         1,013          638
Deduct:
 income allocated to preferred share holders                                                                   -             -
                                                               ------------- ------------- ------------- ------------- -----------
Funds from Operations before adjustments for
  minority interests and extraordinary loss plus fixed charges    $ 8,163     $   5,119       $5,743        $5,971       $ 3,775
                                                               ============= ============= ============= ============= ===========
Total fixed charges                                               $12,273      $   8,217      $6,840        $5,600       $ 6,814
                                                               ============= ============= ============= ============= ===========
Ratio of funds from Operations to fixed charges (6)                  0.67          0.62         0.84          1.07          0.55
Preferred dividend requirements
Total fixed charges

Total combined fixed charges and preferred stock dividends



(1) Assuming 10% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(2) Assuming 25% of the Interests in the Mortgage Funds are tendered for Preferred Shares.

(3) Historical ratio of earnings to fixed charges and to combined fixed charges and preferred shares dividends have not been presented since the historical presentation does not reflect payments for preferred share dividends.

(4) Income from operations does not include any income from cash on the pro forma balance sheet of $15,530.

(5) We are presenting the ratios of "adjusted " earnings to fixed charges, and "adjusted " earnings to fixed charges and preferred dividends, for additional information. We do not consider these ratios more important than the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends. We believe that the adjusted earnings ratio provides an appropriate measure of cash that will be available for paying the fixed charges and preferred dividends.

(6) The ratio of "adjusted" earnings to fixed charges was computed by dividing "adjusted " earnings to fixed charges. We defined "adjusted " earnings as income before minority interest and extraordianry items plus fixed charges and "fixed charges " as interest income, whether expensed or capitalized and amortization of debt issues costs and including adjustments for adding back depreciation and deducting capital improvements.

(7) The ratio of "adjusted " earnings to combined fixed charges and preferred dividends was computed by dividing " adjusted " earnings to fixed charges and preferred stock dividends. We define " adjusted" earnings as described in Note (8) above.

(8) The ratio is less than one due to non recurring charges of interest expense on the participating note payable that was paid off in July 2001.


                                                                              Adjusted earnings FFO                    Variance
                                                                           The Company        The Company
                                                                       --------------------------------------
                                                                            Pro Forma          Pro Forma
                                                                        Six months ended   Six months ended
                                                                            June 30,           June 30,
                                                                            2002 (1)           2002 (1)
                                                                       --------------------------------------
Income from operations before adjustments for
  minority interests and extraordinary loss (4)                         $  3,038            $   3,038                       -
                                                                                                                            -
Add:                                                                                                                        -
  Interest expense                                                         3,115                                          3,115
  Depreciation expense                                                     2,215                2,215                       -
  Non recurring - participating interest                                     338                                            338
                                                                                                                            -
Deduct:                                                                                                                     -
 Capital expenses                                                           (945)                                           (945)
 income allocated to preferred share holders                                                   (1,273)                     1,273
                                                                       --------------------------------------
                                                                                                                            -
Funds from Operations before adjustments for                                                                                -
  minority interests and extraordinary loss plus fixed charges          $  7,761            $   3,980                      3,781
                                                                       ======================================
                                                                                                                            -
                                                                                                                            -
Total fixed charges                                                     $  3,115            $   3,115                       -
                                                                       ======================================
                                                                                                                            -
                                                                                                                            -
Ratio of funds from Operations to fixed charges (6)                         2.49                 1.28                          1
                                                                                                                            -
                                                                                                                            -
                                                                                                                            -
                                                                                                                            -
Preferred dividend requirements                                         $  1,273            $   1,273                       -
                                                                                                                            -
Total fixed charges                                                        3,115                3,115                       -
                                                                       --------------------------------------
                                                                                                                            -
Total combined fixed charges and preferred stock dividends              $  4,388            $   4,388                       -
                                                                       ======================================
Ratio of earnings to combined fixed charges
   and preferred stock dividends (7)                                         1.77
